UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 27, 2022

Civitas Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 17th Street, Suite 3700
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 293-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CIVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On July 27, 2022, the board of directors (the “Board”) of Civitas Resources, Inc. (the “Company”) increased the size of the Board from eight to nine directors and appointed M. Christopher Doyle, President and Chief Executive Officer of the Company, to fill the vacancy created by such increase. Mr. Doyle was appointed as a director of the Company pursuant to his employment letter, dated as of April 29, 2022, with the Company (the “Employment Letter”), which provided that, if Mr. Doyle accepted the employment position of Chief Executive Officer of the Company, he would be elected as an additional director of the Company shortly after June 1, 2022. Mr. Doyle will serve as a director until the 2023 annual meeting of stockholders, where he will stand for re-election. As the Company’s President and Chief Executive Officer, Mr. Doyle is not currently considered an independent director. Mr. Doyle will not serve on any committees of the Board and will not receive any compensation for his director service.

There are no arrangements or understandings, other than the Employment Letter, pursuant to which Mr. Doyle was appointed as a director of the Company. Mr. Doyle is not related to any existing officer or director of the Company. There are no transactions or relationships between Mr. Doyle and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Compensatory Arrangements of Certain Officers

As previously disclosed, the Company entered into a Transition and Retirement Agreement, dated as of June 29, 2022, with Cyrus (“Skip”) D. Marter IV, pursuant to which Mr. Marter will retire as General Counsel and Secretary of the Company on August 1, 2022 and his employment with the Company will terminate on August 5, 2022. On July 27, 2022, the Board extended the post-termination exercise period of all outstanding vested stock options held by Mr. Marter. As a result of this extension, Mr. Marter’s outstanding vested stock options will remain exercisable in accordance with their respective terms until August 5, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2022	CIVITAS RESOURCES, INC.

	By:	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
General Counsel and Secretary